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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               13-4019460
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                    85 BROAD STREET, NEW YORK, NEW YORK 10004
                    (Address of Principal Executive Offices)
                                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-75321 (If applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered
2.00% EXCHANGEABLE NOTE DUE 2006                 NEW YORK STOCK EXCHANGE, INC.
(EXCHANGEABLE FOR COMMON STOCK OF
     WELLS FARGO & COMPANY)


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-75321) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 5, dated June 24, 1999 to the registrant's Prospectus, dated May 18, 1999, are each incorporated herein by reference.

ITEM 2.       EXHIBITS.

         1. Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-74449).

         2. Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-75213).

         3. Amended and Restated By-Laws of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.2 to the registrant's registration statement on Form S-1 (No. 333-75213).

         4. Specimen of certificate representing The Goldman Sachs Group, Inc.'s common stock, par value $0.01 per share, incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 (No. 333-74449).

         5. Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         6. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee.

         7. Form of The Goldman Sachs Group, Inc.'s 2.00% Exchangeable Note due 2006 (Exchangeable for Common Stock of Wells Fargo & Company).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 29, 1999          THE GOLDMAN SACHS GROUP, INC.


                              By:  /s/ Dan H. Jester
                                   -----------------
                                   Name:  Dan H. Jester
                                   Title:     Vice President and Treasurer